UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 1, 2021

 Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-38402	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130

Sunrise, Florida 33323

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2021, Monaker Group, Inc. (the “Company”, “we” and “us”), entered into a Bill of Sale for Common Stock, effective March 22, 2021 (the “Bill of Sale”), with 2019 MJSA Family Trust, 2007 Gibralter Trust, 811 King Investing Corp., Hannah Fuchs, an individual, 2007 Island Trust, 2019 JMNG Family Trust, Riverside Pictures LLC, Verisium Consulting LLC and 2019 OMK Trust (collectively the “Sellers”), pursuant to which the Company agreed to purchase 2,191,489 shares (the “Shares”) of authorized and outstanding Class A Common Stock of International Financial Enterprise Bank, Inc., a Puerto Rico corporation licensed as an Act 273-2012 international financial entity headquartered in San Juan Puerto Rico (“IFEB”), which Shares total approximately 57.6% of the outstanding Class A Common Stock of IFEB. The Bill of Sale included customary and standard representations and warranties of the parties.

The purchase price of the Shares was $6,400,000, which amount was paid to the Sellers on April 1, 2021. The Company used funds borrowed from Streeterville Capital, LLC on March 22, 2021, as previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 26, 2021, to pay the purchase price of the Shares.

IFEB was incorporated in 2017 as a corporation under the laws of the Commonwealth of Puerto Rico and received its international financial entity license on June 18, 2017 from the Office of the Commissioner of Financial Institutions of Puerto Rico, in Spanish, “Oficina del Comisionado de Instituciones Financieras” or (“OCIF”), as amended, as license #51. As a result, IFEB is regulated by OCIF, and intends to update its application to establish a Fedwire account with the Federal Reserve Bank, New York (“FRB”). IFEB conducts its business activities out of its head office in Puerto Rico at 268 Ponce de Leon Ave., in San Juan, and hired in excess of the minimum of four employees required to staff its office under its license. Most recently the bank was approved to underwrite residential mortgages in a US state.

Notwithstanding the terms of the Bill of the Sale, and the payment by the Company of the aggregate purchase price pursuant thereto, the transfer of the Shares to the Company and the Company’s acquisition of control of IFEB is subject to review of the Company’s financial viability, as well as other matters, by the OCIF, and as such, the Company will have to file a formal change of control application before taking ownership and control of the Shares, which is subject to approval by OCIF, and may ultimately not be approved. The Company anticipates receiving confirmation of OCIF’s approval or non-approval of the Company’s acquisition of the Shares by approximately June 2021.

The Company desires to acquire the Shares, and control of IFEB, to accelerate the expansion of services that can be provided by IFEB, such as merchant services to Monaker’s customer base, thus creating brand loyalty. In addition to traditional payment and banking capabilities, as well as merchant services solutions for our gaming, in-game advertising and travel verticals, we will inform customers from underwritings of the Company’s Longroot Initial Coin Offering (ICO) Portal (which includes the purchases of targeted assets, access to cryptocurrency exchanges, Digital Wallet applications) of the services IFEB can assist them with.

The description of the Bill of Sale above is qualified in its entirety by the full text of the Form of Bill of Sale, a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference in this Item 1.01 in its entirety.

Item 8.01 Other Events.

On April 7, 2021, the Company issued a press release disclosing the Bill of Sale transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1*	Form of Bill of Sale for Common Stock dated April 1, 2021, by and between Group, Inc. and the Sellers party thereto
99.1*	Press release dated April 7, 2021

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: April 7, 2021	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer